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                                                        EXHIBIT 23(b)

              CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


           We hereby consent to the use of our name in the Pogo Producing Company Registration Statement on Form S-3, initially filed in February 1994 as amended, as referenced therein under the heading "Experts". We further consent to the inclusion of our estimates of reserves and present value of future net reserves in such registration statement.

                                   /s/ Ryder Scott Company
                                       Petroleum Engineers

                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS

Houston, Texas
February 28, 1994